Exhibit 99.1

FOR IMMEDIATE RELEASE

JUNE 22, 2011

HOWARD ENERGY PARTNERS ANNOUNCES ACQUISITION OF EAGLE FORD ASSETS

Crosstex Energy, Quanta Services Provide $70 Million in Initial Funding

SAN ANTONIO, June 22, 2011 — Howard Energy Partners (HEP) today announced the company has commenced operations with the acquisitions of Texas Pipeline LLC and Bottom Line Services, LLC for a total consideration of $76 million.  Crosstex Energy, L.P. (NASDAQ: XTEX) and Quanta Services, Inc. (NYSE: PWR) each provided an initial capital contribution of $35 million in exchange for an individual ownership interest of approximately 35 percent in HEP. Additional funds were provided from management of HEP, management of Bottom Line Services and private investors.

San Antonio-based HEP, a total-solutions energy company, provides midstream services through its newly acquired subsidiaries, Texas Pipeline, a San Antonio-based midstream owner and operator, and Bottom Line Services, a company specializing in pipeline and plant construction based in George West, Texas. Both subsidiaries currently operate primarily in the Eagle Ford Shale in South Texas.

Texas Pipeline operates 250 miles of large-diameter gathering pipelines in Dimmit, Frio, Maverick and Zavala counties in the Eagle Ford and Pearsall shales. The pipeline system is in the vicinity of more than one million acres of owned and operated oil and natural gas leases. Texas Pipeline recently negotiated new long term commitments from oil and gas producers for transportation and gathering services in Dimmit County that will extend the existing system another 30 miles by the third quarter of this year.

Bottom Line Services has successfully constructed more than 500 miles of pipeline and installed more than 70 midstream facilities including amine plants, cryogenic processing plants and compressor stations. The company has been in business since 2003 and is presently involved in more than 30 construction projects for numerous producers in the Eagle Ford Shale. Bottom Line Services has experienced significant growth as a result of the growing infrastructure demands of the Eagle Ford play.

“We are pleased that this unique partnership has come together,” said Mike Howard, Chairman and Chief Executive Officer of Howard Energy Partners. “The well-positioned assets and skilled services of Texas Pipeline and Bottom Line Services, coupled with strong financial backing and management experience, puts Howard Energy Partners in an excellent position for growth. The financial and strategic support that our capital partners can provide us as we pursue new growth platforms in the Eagle Ford, as well as other shale developments in the United States, is unrivaled. We have a strong balance sheet with over $10 million of cash in the bank and an undrawn credit facility of $20 million.  In addition, Crosstex, Quanta and many others have expressed interest in investing significant new equity to back our large inventory of project developments. We feel privileged to have the opportunity to have created such a meaningful endeavor in San Antonio and look forward to a bright future.”

“Crosstex is excited to partner with Howard Energy Partners, which provides us a new growth platform in the rapidly developing Eagle Ford Shale play.  This is a new geographic area for us, and our investment is consistent with our strategy to expand outside our existing core areas.  We expect our association with HEP will yield additional investment opportunities for us directly through HEP and through other ventures in the Eagle Ford and other shale developments,” said Barry E. Davis, Crosstex President and Chief Executive Officer.  “We believe HEP and Quanta will be great partners as we supplement our growth strategies and we look forward to a long-term working relationship with them.”

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“The midstream infrastructure demands of the Eagle Ford Shale play are significant and call for a unique build-own-operate solution,” said Jim O’Neil, president and CEO of Quanta Services. “The partnership of Howard Energy Partners, Crosstex and Quanta combines proven midstream development experience, project capital and deep construction and program management capabilities to deliver a total solution to the increasing infrastructure demands of the Eagle Ford Shale play.  The investment in HEP also permits Quanta to participate in the opportunity for the infrastructure growth and recurring income associated with this significant market.”

Mike Howard, Chairman and Chief Executive Officer of HEP, most recently served as  President of Midstream for Energy Transfer Partners (NYSE: ETP) from 2005 to 2010.  Mr. Howard was responsible for the largest divisions of the company which operated 17,500 miles of intrastate and interstate natural gas pipelines, plants and storage facilities. During his tenure, he actively participated in the growth of the company through more than $7.5 billion of low risk—high return projects that were supported by long-term customer contracts. Previously, Mr. Howard was Vice President of Engineering and Operations for Crosstex Energy.

Brad Bynum will serve as President and Chief Financial Officer of HEP.  Since 2005, Mr. Bynum has served as Chief Financial Officer of Hall-Houston Exploration Partners, LLC, an offshore Gulf of Mexico exploration and production company.  Prior to Hall-Houston, he was an investment banker at Merrill Lynch & Co. where he focused on the energy sector.  Mr. Bynum will continue to serve Hall-Houston as a general partner.  He also serves on the board of directors of Magnum Hunter Resources Corporation, a position he has held since 2006.

About Howard Energy Partners

San Antonio-based Howard Midstream Energy Partners, LLC dba Howard Energy Partners is an independent, total-solutions energy services company, owning and operating approximately 250 miles of oil and natural gas pipelines in the Eagle Ford Shale producing region in south Texas. The company’s unique structure provides value to customers by offering in-house engineering, project management, leasing, manufacturing, and construction capabilities.

For more information on Howard Energy Partners, visit www.howardenergypartners.com.

About the Crosstex Energy Companies

Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,300 miles of pipeline, nine processing plants and three fractionators. The Partnership currently provides services for 3.2 billion cubic feet of natural gas per day, or approximately six percent of marketed U.S. daily production.

Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) owns the two percent general partner interest, a 25 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

About Quanta Services

Quanta Services, Inc. (NYSE: PWR), is a leading specialized contracting services company, delivering infrastructure solutions for the electric power, natural gas and pipeline and telecommunication industries.  The company’s comprehensive services include designing, installing, repairing and maintaining network infrastructure nationwide. Additionally, Quanta licenses point-to-point fiber optic telecommunications infrastructure in select markets and offers related design, procurement, construction and maintenance services. With operations throughout North America, Quanta has the manpower, resources and expertise to complete projects that are local, regional, national or international in scope.

Additional information about Quanta Services can be found at www.quantaservices.com

Contact:

Brad Bynum — Howard Energy Partners — 210-587-6070

Jill McMillan — Crosstex Energy — 214-721-9271

Reba Reid (media) or Kip Rupp (investors) — Quanta Services — 713-629-7600

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This press release (and oral statements regarding the subject matter of this release) contains forward-looking statements within the meaning of the federal securities laws. These statements are based on certain assumptions made by the Company and its members based upon management’s experience and perception of historical trends, current conditions, expected future developments and other factors the Company and its members believe are appropriate in the circumstances.  These statements include, but are not limited to, statements with respect to the Company’s prospects, growth and investment opportunities, potential recurring revenues, and the affect of the Company’s results and operations on its members, as well as any other statements that do not relate strictly to historical or current facts.  Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and its members, which may cause the Company’s or its members’ actual results to differ materially from those implied or expressed by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the inability to fully realize the anticipated benefits from the proposed transactions; the volume of natural gas transported on the Company’s pipelines and gathering systems; the fees charged and the margins realized for the Company’s services; energy prices generally; the ability to effectively integrate the operations of the newly acquired subsidiaries and to realize potential synergies; risks associated with the construction of new pipelines and treating and processing facilities or additions to the Company’s existing pipelines and facilities, including difficulties in obtaining permits and rights-of-way or other regulatory approvals and the performance by third-party contractors; the ability to timely expand the Company’s facilities to meet demand for its services; the general level of petroleum product demand and the availability and price of petroleum product supplies; the continued ability to find and contract for new sources of natural gas supply; the environmental risks associated with the operation of pipelines, the impact of weather on product demand and on construction of new facilities; and other risks impacting the midstream industry generally.  The Company and its members have no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.